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                                  EXHIBIT 99.1


For Immediate Release

                         FINET ANNOUNCES RESIGNATION OF
                             CHIEF FINANCIAL OFFICER

San Ramon, Calif., May 14, 2001-- FiNet.com, Inc. (NASDAQ: FNCMC), "America's Home Finance Network," (the "Company") today announced that its Chief Financial Officer, Patrick J. Mackin, has tendered his resignation in order to pursue other interests. Mr. Mackin's resignation is effective as of May 24, 2001. The Company has commenced a search for a successor.

ABOUT FINET.COM, INC.

FiNet.com, Inc., through its wholly owned subsidiary Monument Mortgage, Inc. ("Monument Mortgage"), is a leading e-commerce provider of financing services that facilitate home ownership, including a variety of technology and loan products and automated services for mortgage broker businesses and for consumers. The Company offers online solutions through Monument Mortgage to mortgage broker businesses at WWW.MONUMENT.COM and residential financial services directly to consumers at WWW.FINET.COM.

                                   Safe Harbor

Certain statements in this press release, including statements regarding the Company's search for a new Chief Financial Officer and the intent, belief, or current expectations of the Company or its officers and directors concerning the Company's ability to identify and recruit a successor are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, including the possibility that the Board of Directors will be unable to locate a suitable successor, that a significant amount of time may elapse prior to the Company's retention of a suitable successor and the Company's continued ability to access credit facilities and sources of funding in the interim, the Company's actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are also encouraged to read the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, which are on file with the Securities and Exchange Commission.



                                      ~end~


Investor Relations: Rick Cossano, President and CEO
                    (925) 242-5777